UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2026

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 925-7049

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. A copy of the Certificate of Change described in Item 5.03 is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2026, Artelo Biosciences, Inc., a Nevada corporation (the “Company”), filed with the Secretary of State of the State of Nevada a Certificate of Change (the “Certificate of Change”), pursuant to Nevada Revised Statutes 78.209, to effect a one-for-three (1-for-3) reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”). The Reverse Split will be effective as of 12:01 a.m. Eastern Time on March 10, 2026 (March 9, 2026, at 9:01 p.m. Pacific Time) (the “Effective Time”). Pursuant to the Nevada Revised Statutes 78.207, the Company’s board of directors has the authority to effect a reverse stock split without stockholder approval if the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced.

As a result of the Reverse Split, each three (3) pre-split shares of Common Stock outstanding will automatically combine into one (1) new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock will be reduced from 2,124,772 to approximately 708,258. The number of authorized shares of common stock has been reduced from 500,000,000 to 166,666,667, while the number of authorized shares of preferred stock has been reduced from 69,444 to 23,148. The new CUSIP number for the Common Stock following the Reverse Split will be 04301G706.

The Reverse Split is being effected in order to improve the marketability and liquidity of the Company’s common stock.

No fractional shares will be issued as a result of the Reverse Split. Stockholders who otherwise would be entitled to a fractional share because they hold a number of shares not evenly divisible by the one (1) for three (3) Reverse Split ratio will automatically be entitled to receive one whole share of Common Stock for each such fractional share. All of the Company’s current outstanding warrants to purchase shares of Common Stock and other derivatives automatically adjust per their terms to reflect the Reverse Split.

Item 8.01. Other Events.

On March 6, 2026, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Certificate of Change
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

Date: March 6, 2026	/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

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